SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 1, 2000 (November 30, 2000)

Commission file number 0-10521

ADVANCED NEUROMODULATION SYSTEMS, INC.

Incorporated pursuant to the Laws of the State of Texas

Internal Revenue Service — Employer Identification No. 75-1646002

6501 Windcrest Drive, Plano, Texas 75024

(972) 309-8000

Item 5.  Other Events.

On November 30, 2000, the Registrant entered into an agreement to acquire Hi-tronics Designs, Inc., a New Jersey corporation ("HDI"), through a merger of ANS Acquisition Corp., a New Jersey corporation and wholly-owned direct subsidiary of the Registrant, with and into HDI (the "Merger"), pursuant to which the Registrant will issue approximately 1.1 million shares of its Common Stock. The Registrant intends to account for this transaction using the pooling of interests accounting method. For additional information, reference is made to the press release attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release dated December 1, 2000

Signatures

In accordance with the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED NEUROMODULATION SYSTEMS, INC.
By: /s/ F. Robert Merrill III ----------------------------------
Date: December 1, 2000	F. Robert Merrill III
Executive Vice President, Finance
Chief Financial Officer and Treasurer

Exhibit 99.1

Agency Contact:	Company Contact:
Neil Berkman Associates	Chris Chavez
(310) 277-5162	President and CEO
info@BerkmanAssociates.com	(972) 309-8000

Advanced Neuromodulation Systems To Acquire
Hi-tronics Designs, Inc.

        DALLAS, TEXAS, December 1, 2000 -- Advanced Neuromodulation Systems, Inc. (ANS)(NASDAQ:ANSI) announced today that it has agreed to acquire Hi-tronics Designs, Inc. (HDI), a privately held contract developer and original equipment manufacturer (OEM) of electro-mechanical medical devices headquartered in Budd Lake, New Jersey. ANS will acquire all of HDI's outstanding stock through a merger in exchange for 1.1 million shares of ANS' common stock.

        "This acquisition provides ownership of HDI's proprietary technical design dossier and outstanding research and development resources which should greatly enhance our ability to accelerate new products to market. At the same time, it will strengthen and expand our capabilities as an OEM contract developer and supplier of advanced electro-mechanical medical devices. ANS remains committed to serving existing OEM customers and to strategically expanding our OEM customer base and related portfolio of OEM products.

        "In addition to immediately increasing our revenue base and bottom line, we anticipate some vertical integration benefits in manufacturing that should enhance our gross margins. It also broadens and strengthens our research and development capabilities by allowing ANS to develop more sophisticated products in compressed, development-cycle timetables," said Chris Chavez, president and chief executive officer of ANS.

        Noting that HDI developed and will supply ANS' Totally Implantable Pulse Generator (IPG) and is the manufacturer of ANS' transmitter used with its Renew™ stimulation system, Chavez explained that HDI has developed more than 30 medical devices for leading device companies, including Medtronic, Inc. (NYSE:MDT), Cyberonics (NASDAQ:CYBX), Orthofix International N.V. (NASDAQ:OFIX), Exogen (now part of Smith and Nephew plc) and Micromed Technology, Inc., and that it's technology has been instrumental in the success of a number of new public medical device companies. "HDI has developed cutting edge electro-mechanical devices in various clinical applications, including cardiology, neurology and orthopedics. Its core strength is in developing highly sophisticated electronic circuits with very low power requirements utilizing both discreet and highly integrated technology. This competency, when integrated with our own strengths in lead design and packaging, will create a formidable research and development capability that will benefit HDI's customers, as well as ANS' own product development efforts," Chavez added.

        ANS reported revenues of $17.1 million through the first nine months of fiscal 2000. HDI's unaudited estimated revenues for fiscal 2000, which ended November 30, 2000, are $10.5 million, including approximately $1.5 million of revenues associated with sales to ANS. "Not only does this acquisition accelerate our strategic growth plans, but it also is expected to be accretive to earnings on a fully diluted basis in calendar year 2001," Chavez said.

        The transaction is subject to the receipt of all applicable regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act and other customary terms and conditions. The transaction is expected to be accounted for on a "pooling of interests" basis and should be completed by the end of calendar 2000. The Company expects to record an acquisition-related charge for transaction related expenses this quarter. In connection with the acquisition, the Board of Directors has rescinded the share repurchase program under which 86,500 shares of common stock remain authorized for purchase.

        Emphasizing that ANS is fully committed to continuing to support HDI's existing contract, development and manufacturing business, Chavez said, "I am delighted that HDI's founders, Anthony Varrichio and William Winstrom, who prior to founding HDI held management positions at Intermedics and Biomet, Inc. (NASDAQ:BMET), will continue in their current senior management positions. Their more than 45 years of combined experience in developing implantable and non-implantable medical devices will be an invaluable resource for us as we diversify our product offerings and enhance our competitive position in order to participate in the growing market for electrical stimulation products."

        Founded in 1987, HDI is a privately held contract developer and original equipment manufacturer of electro-mechanical medical devices headquartered in Budd Lake, New Jersey. Its manufacturing facility in Hackettstown, New Jersey is ISO 9000 certified and approved by the U.S. Food and Drug Administration (FDA). Approximately 100 employees work at HDI's two facilities. ANS expects to continue operating HDI's business at these facilities under the continued leadership of Mr. Varrichio, who will serve as an Executive Vice President of ANS and General Manager of HDI.

About Advanced Neuromodulation Systems

        Advanced Neuromodulation Systems designs, develops, manufactures and markets implantable systems used to manage chronic intractable pain and other disorders of the central nervous system.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

        Statements contained in this document that are not based on historical facts are “forward-looking statements.” Terms such as “plan,” “should,” “would,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “predict,” “scheduled,” “new market,” “potential market applications” and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to:receipt of required approvals; qualification of the proposed merger for pooling accounting treatment; successful integration of HDI's business with the Company's and recognition of anticipated merger benefits; completion of research and development projects in an efficient and timely manner; obtaining regulatory approvals on a timely and cost-efficient basis to permit the introduction of new products; the successful reclassification of the IPG by the FDA; the satisfactory completion of clinical trials and/or market tests prior to the introduction of new products; the adequacy, acceptability and timeliness of component supply; the approval of new products by reimbursement agencies like insurance companies, HMOs, Medicare and Medicaid; the efficacy of the Company's and HDI's products for new applications; and other risks detailed from time to time in the Company's SEC filings. Consequently, if such management assumptions prove to be incorrect or such risks or uncertainties materialize, anticipated results could differ materially from those forecast in forward-looking statements.